Exhibit 10.21

First Amendment to the Exclusive IP License Agreement for RQ-00000007

between Aratana Therapeutics Inc. and RaQualia Pharma Inc.

This is the First Amendment (“Amendment”) to the Exclusive IP License Agreement for RQ-00000007 dated December 27, 2010 (the “Agreement”) between Aratana Therapeutics Inc., a Delaware corporation (“Licensee”) and RaQualia Pharma Inc., a Japanese corporation (“Licensor”), and is made and entered into between Licensee and Licensor on July 12, 2012 (the “Amendment Effective Date”). Licensee and Licensor are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties have entered into the Agreement, pursuant to which Licensor granted Licensee an exclusive worldwide license to RQ-00000007 Technology (as defined in the Agreement);

WHEREAS, the Parties desire to amend the provision of development and supply of the API;

WHEREAS, Licensor has developed another EP4 antagonist known as RQ-00000008 which is useful for treating acute and chronic pain and therefore could be competitive with RQ-00000007;

NOW THEREFORE, the Parties hereby agree as set forth below:

AMENDMENT

A. Amendment. The Parties agree to delete Section 7 of the Agreement in its entirety. The Parties further agree that neither Party has claims and/or liabilities arising out of or in relation to the performance of or failure to perform the rights and obligations stipulated under Section 7 of the Agreement prior to Amendment Effective Date.

B. Other Terms: All other terms of the Agreement shall remain in full force and effect. To the extent that any provision of the Agreement conflicts with any provision of this Amendment, this Amendment will take priority.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed by their authorized representatives.

Aratana Therapeutics Inc.		RaQualia Pharma Inc.

By:	/s/ David K. Rosen	By:	/s/ Atsushi Nagahisa

Name:	David K. Rosen	Name:	Atsushi Nagahisa

Title:	President & COO	Title:	President & CEO

Date:	12 July 12	Date:	July 23, 2012